EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2010, on the consolidated financial statements of Debt Resolve, Inc, as of December 31, 2009 and 2008 and for each of the two years ended December 31, 2009 which appear in such Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York
January 24, 2011